UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 16, 2005

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On August 16, 2005, Rex Tokyo entered into a Sale of Shares Agreement (“Agreement”) with Inter Asset Japan Co Ltd (“IAJ”), a party affiliated with our majority shareholder. Under the Agreement, Rex Tokyo sold its 60% interest in Timothy World to IAJ in exchange for 6,000,000 Yen or approximately $55,000 at current exchange rates in cash at closing. In addition, an inter-company loan owed by Timothy World to Rex Tokyo, in the amount of 113,866,000 Yen or approximately $1,042,000 at current exchange rates, will be paid in installments starting September, 2005 and ending December, 2007. Rex Tokyo expects to break even on the sale of the shares. Timothy World contributed $1,054,000 in sales and $327,000 in net operating losses to Rex Tokyo during the period October 1, 2004 (inception) to June 30, 2005.

The company has decided to divest the Timothy World business because it is no longer core to our operations and this transaction will allow the company to focus on the development of our Rex Tokyo and Global Hotline businesses.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(c)	Exhibits –

Exhibit No.	Description
2.1	Sale of Shares Agreement dated August 16, 2005 between Rex Tokyo Co Ltd and Inter Asset Japan Co Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: August 22, 2005

By:	/s/ Mark Scott

Mark Scott

President and Chief Financial Officer